UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2023

GAN Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-39274	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

400 Spectrum Center Drive

Suite 1900

Irvine, CA 92618

(Address of principal executive offices, including ZIP code)

(833) 565-0550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01	GAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into Material Definitive Agreement.

On November 7, 2023, GAN Limited, a Bermuda exempted company limited by shares (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SEGA SAMMY CREATION INC., a Japanese corporation (“Parent”), and Arc Bermuda Limited, a Bermuda exempted company limited by shares and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of SEGA SAMMY HOLDINGS, INC.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, at the effective time of the Merger, and as a result of the Merger (and without any action on the part of Parent, Merger Sub, the Company or any holder thereof):

●	each of the Company’s ordinary shares issued immediately prior to the effective time of the Merger (other than shares held by Parent or Merger Sub, by the Company as a treasury share or by any person who properly asserts dissenters’ rights under Bermuda law) will be converted into the right to receive an amount in cash equal to $1.97 per share, without interest and subject to any applicable tax withholding (the “Merger Consideration”);

●	each of the Company’s outstanding restricted shares (whether vested or unvested) at the effective time of the Merger will become vested in full and non-forfeitable and will be converted into the right to receive the Merger Consideration;

●	each of the Company’s outstanding restricted share units (whether vested or unvested) at the effective time of the Merger will become vested in full and will be automatically cancelled in exchange for the right to receive a single lump sum cash payment, without interest and subject to any applicable tax withholding, equal to the product of (a) the Merger Consideration and (b) the number of Company ordinary shares subject to such restricted share unit; and

●	each of the Company’s outstanding options to acquire Company ordinary shares (whether vested or unvested) at the effective time of the Merger will become vested in full and will be automatically cancelled in exchange for the right to receive a single lump sum cash payment, without interest and subject to any applicable tax withholding, equal to the product of (a) the excess, if any, of the Merger Consideration over the exercise price per share of the option and (b) the number of Company ordinary shares issuable upon the exercise in full of such option.

The Board of Directors of the Company, in accordance with and upon the unanimous recommendation of a Special Committee of independent directors, has unanimously (a) determined that the Merger Consideration constitutes fair value for each Company ordinary share in accordance with the Bermuda Companies Act, (b) determined that the terms of the Agreement, the Statutory Merger Agreement (referenced therein), the Merger, and the other agreements and transactions contemplated thereby are in the best interests of the Company and its shareholders, (c) approved and declared advisable the execution, delivery and performance of this Agreement and the Statutory Merger Agreement and the Transactions contemplated thereby, including the Merger, (d) directed that the Merger Agreement and the Statutory Merger Agreement be submitted to the shareholders of the Company for adoption and approval, and (e) recommended that the shareholders of the Company vote in favor of adoption and approval of the Merger Agreement, the Statutory Merger Agreement and the Transactions contemplated thereby, including the Merger, and any other matters related to the foregoing that may require the approval of the Company’s shareholders.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants to conduct its businesses in the ordinary course between the execution and delivery of the Merger Agreement and the consummation of the Merger and not to engage in certain kinds of transactions during such period (including the payment of dividends and the issuance or redemption of any equity securities of the Company or its subsidiaries). In addition, the Company made certain other customary covenants, including covenants: (a) to cause a shareholders meeting to be held to vote upon the adoption of the Merger Agreement, the Statutory Merger Agreement (in the form attached to the Merger Agreement, the “Statutory Merger Agreement”) and the transactions contemplated thereby, (b) for its board of directors to recommend adoption by the Company’s shareholders of the Merger Agreement, the Statutory Merger Agreement and the transactions contemplated thereby and to include such recommendation in any solicitation of votes from the Company’s shareholders, (c) not to solicit proposals relating to alternative transactions and (d) not to enter into discussions or negotiations concerning, or provide confidential information in connection with, alternative transactions. The restrictions in the preceding clauses (b) and (d) are subject to a customary “fiduciary out” provision that allows the Company, under certain specified circumstances, to provide information to, participate in negotiations and discussions with, and enter into an alternative transaction with a third party and/or to make a recommendation change adverse to Parent.

Consummation of the Merger is not subject to a financing condition, but is subject to customary closing conditions, including (a) approval by the Company’s shareholders of the Merger Agreement, the Merger and the Statutory Merger Agreement, (b) receipt of applicable antitrust and CFIUS approvals or the expiration of applicable waiting periods, (c) absence of any order or injunction prohibiting the consummation of the Merger and (d) the accuracy of the Company’s representations and warranties contained in the Merger Agreement (subject to certain customary qualifications) and compliance by the Company with its agreements and covenants contained in the Merger Agreement. The closing of the Merger is also predicated upon receipt of approval of the Merger and change in control of the Company by all relevant gaming authorities. The Company anticipates that this will take some time, and that the closing of the Merger may not occur until late 2024 or early 2025.

The Merger Agreement contains certain termination rights for both the Company and Parent. It provides that upon the Company’s termination of the Merger Agreement under specified circumstances (including, in the event the Board of Directors of the Company changes its recommendation that the Company’s shareholders approve the Merger Agreement, the Statutory Merger Agreement and the transactions contemplated thereby, or elects to pursue a superior acquisition proposal from a third party, in accordance with the terms of the Merger Agreement), the Company will be required to pay Parent a termination fee of $6.0 million. Conversely, upon Parent’s failure to close the transaction under specified circumstances, the Company will have the option of seeking specific performance to cause Parent to close or, alternatively, require Parent to pay the Company a “reverse” termination fee of $6.0 million.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement has been attached as an exhibit to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by certain disclosure schedules that the Company has delivered to Parent. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01. Other Events.

The Company issued a press release in connection with the entry into the Merger Agreement. A copy of that press release is filed as Exhibit 99.1 to this report.

Important Additional Information:

In connection with the proposed transaction, the Company will file with the U.S. Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents concerning the proposed transaction. The proxy statement and other materials filed with the SEC will contain important information regarding the Merger, including, among other things, the recommendation of the Company’s Board of Directors with respect to the Merger. SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. You will be able to obtain the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to GAN Limited, 400 Spectrum Centre Drive, Suite 1900, Irvine, CA 92618, Attention: Corporate Secretary.

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction described in this release. Information regarding the Company’s directors and executive officers is available in the Company’s definitive proxy statement on Schedule 14A, which was filed with the SEC on April 14, 2023. If and to the extent that any of the Company participants will receive any additional benefits in connection with the proposed transaction that are unknown as of the date of this release, the details of those benefits will be described in the definitive proxy statement relating to the proposed transaction. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of the Company’s directors and executive officers in the proposed transaction by reading the definitive proxy statement when it becomes available.

Forward-Looking Statements:

This Current Report on Form 8-K and Exhibit 99.1 hereto contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements about the benefits of the Merger and the expected timing for closing the Merger. These statements are based on the current beliefs and expectations of the Company’s management and are subject to known and unknown risks and uncertainties. Factors that could cause actual events to differ include, but are not limited to: (a) the incurrence of unexpected costs, liabilities or delays relating to the Merger; (b) the failure to satisfy the conditions to the Merger; and (c) the failure to obtain shareholder approval with respect to the Merger. Factors that may affect the future results of the Company are set forth in its filings with the SEC, including its recent filing on Form 10-K for the fiscal year ended December 31, 2022. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 2.1	Agreement and Plan of Merger dated November 7, 2023 among SEGA SAMMY CREATION INC., Inc., Arc Bermuda Limited and the Company.*

Exhibit 99.1	Press release dated November 7, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2023	GAN Limited

/s/ Seamus McGill
Seamus McGill
Interim Chief Executive Officer

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